Exhibit 5.1

801 California Street Mountain View, CA 94041	650.988.8500 Fenwick.com

August 12, 2020
DocuSign, Inc.
221 Main St., Suite 1550
San Francisco, CA 94105
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 filed by DocuSign, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on August 12, 2020 (the “Registration Statement”), in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of 247,030 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock” and such shares of Common Stock, the “Selling Stockholders’ Shares”), issued to certain selling stockholders (the “Selling Stockholders”) pursuant to that certain Agreement and Plan of Merger dated as of July 1, 2020 by and among the Company, certain wholly owned subsidiaries of the Company, Liveoak Technologies, Inc. and Fortis Advisors LLC, solely in its capacity as the Selling Stockholders’ agent, as set forth in the Registration Statement and the prospectus contained within the Registration Statement (the “Prospectus”).
In connection with our opinion expressed below we have examined originals or copies of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Certificate and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon representations made to us by the Company.
We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law. In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.
Based upon the foregoing, we are of the opinion that the Selling Stockholders’ Shares to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus are validly issued, nonassessable and fully paid.
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DocuSign, Inc.

August 12, 2020
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with sale of the Selling Stockholders’ Shares to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very Truly Yours,

/s/ Fenwick & West LLP

Fenwick & West LLP